SCHEDULE 14C

(Rule 14C-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT No. )

Check the appropriate box:

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Preliminary Information Statement

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Confidential for Use of the

Commission Only (as permitted

By Rule 14c-5(d)(2))

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Definitive Information Statement

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Interactive Brand Development, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

Interactive Brand Development, Inc.

2200 SW 10th Avenue

Deerfield Beach, Florida 33443

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of Interactive Brand Development, Inc., a Delaware corporation (the “Company”), in lieu of a Special Meeting of Stockholder in connection with the a proposal (the “Proposal”) to:

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amend our certificate of incorporation to increase our authorized common stock to 400,000,000 shares.

This Information Statement is being sent in lieu of a special meeting. The Company has adopted the Proposal by the written consent of stockholders holding a majority of the voting power of the Company.

At a meeting of the Board of Directors held on January 31, 2005, all the members of the Company’s Board of Directors approved and recommended that the Proposal be accepted. The Company’s stockholders holding a majority of the voting power of the Company approved the Proposal, pursuant to a written consent dated January 31, 2005. The Company anticipates that the effective date of the Proposal will occur on or about March 21, 2005 (the “Effective Date”). If the Proposal was not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposal.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposal is authorized by Section 228 of the Delaware Corporation Laws (the “DCL”) and the Company’s Certificate of Incorporation and Bylaws, which provide that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

A total of 11 stockholders of the Company who beneficially own in the aggregate 15,106,611 shares of common stock of the Company, representing approximately 51% of the voting power of the Company, gave their written consent to the Proposal described in this Information Statement on January 31, 2005. The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company, and thus the voting power, is January 31, 2005 (the “Record Date”). It is proposed that this Information Statement will be first sent to the stockholders on or about February 28, 2005.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the DCL. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the DCL are afforded to the Company’s stockholders as a result of the adoption of the Proposal.

QUESTIONS AND ANSWERS ABOUT THE
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Q:

WHY DOES INTERACTIVE BRAND DEVELOPMENT NEED TO INCREASE ITS AUTHORIZED COMMON STOCK?

A:

The Company is currently authorized by our certificate of incorporation to issue only 30,000,000 shares of common stock, of which approximately 29,620,805 shares are outstanding as of the Record Date. The Company recently issued 10% convertible notes due 2009 and shares of convertible series E preferred stock, series F preferred stock, series G preferred stock and warrants to purchase common stock in connection with its investment in Penthouse Media Group, Inc. (collectively, the “Transaction Securities”). The Transaction Securities are convertible and exercisable into approximately 72,216,280 shares of the Company’s common stock. Accordingly, the Company will need to significantly increase its authorized common stock to accommodate these future issuances as well as any additional common stock our board of directors elects to issue in connection with any future acquisitions, financings or other corporate purposes.

Q:

WHY IS INTERACTIVE BRAND DEVELOPMENT PROPOSING THE PENTHOUSE MEDIA GROUP INVESTMENT AND PRIVATE PLACEMENT?

A:

In September 2004, we were introduced to Penthouse Media Group, Inc. by affiliates of PHSL Worldwide, Inc. (formerly Penthouse International, Inc.) and after conducting our due diligence and discussing the potential benefits of the transaction to our company, we entered into a series of negotiations with Penthouse Media Group that culminated in an agreement in September 2004. Under the terms of such agreement, our company agreed to purchase for $41.34 per share, between $10.0 million and $20.0 million of non-voting common stock of Penthouse Media Group, Inc., the company that emerged from bankruptcy in October 2004 owning Penthouse Magazine and all rights to the Penthouse trademarks, brand and licensing rights. On October 19, 2004, after we had sold $16.475 million of our Transaction Securities, we purchased 395,519 shares of Penthouse Media Group non-voting class B common stock, that (except for voting rights) is identical in all respects to the voting Penthouse Media Group common stock owned by Marc H. Bell, Daniel Staton and their affiliates (the “Bell/Staton Group”). We decided to propose the investment because we believe that the prospects of Penthouse Media Group business will give our shareholders a greater chance of realizing shareholder value. Penthouse Media Group is principally engaged in adult content media, entertainment and licensing.

Q:

WHAT IS THE CURRENT BUSINESS OF PENTHOUSE MEDIA GROUP?

A:

Penthouse Media Group, Inc. is a brand-driven global entertainment business founded by Robert C. Guccione in 1965. Penthouse Media Group’s flagship PENTHOUSETM brand is one of the most recognized consumer brands in the world and is widely identified with premium entertainment for adult audiences. Penthouse Media Group caters to men’s interests through various trademarked publications, movies, the Internet, location-based live entertainment clubs and consumer product licenses. In addition to its flagship publication PENTHOUSE Magazine, Penthouse Media Group produces four other adult publications - Forum, Variations, The Girls of PENTHOUSE and PENTHOUSE Letters. Penthouse Media Group also licenses the PENTHOUSE trademarks to third parties worldwide in exchange for royalty payments. Historically, Penthouse Media Group’s consolidated revenues were derived principally from the PENTHOUSETM related publishing activities. Penthouse Media Group recently increased its royalty revenues from expanded licensing of trademarks to third parties, including for the establishment of nightclubs using the PENTHOUSETM brand.

Q:

WHAT DID PENTHOUSE MEDIA GROUP SHAREHOLDERS AND THIRD PARTY INVESTORS RECEIVE IN THE TRANSACTION?

A:

Pursuant to the investment and financing transactions, the Bell/Staton Group received $16.350 million in cash from our company in exchange for approximately 39.3% of the outstanding Penthouse Media Group non-voting common stock. Our ownership percentage was subsequently reduced to approximately 34.7%. Interactive Brand Development issued $9.525 million of 10% convertible notes due 2009, 35,000 shares of our Series E convertible preferred stock, 54,450 shares of our Series F convertible preferred stock, and 45,000 shares of our Series G preferred stock; which Transaction Securities are convertible into 68,000,000 shares of our common stock. In addition, we issued to the investors that acquired the Transaction Securities, warrants to purchase an additional 4,216,280 shares of our common stock.

Q:

WHAT ARE THE IMPLICATIONS OF THE PROPOSAL FOR INTERACTIVE BRAND DEVELOPMENT'S CURRENT BUSINESSES?

A:

In addition to its investment in Penthouse Media Group, Interactive Brand Development will continue its online internet auction business.

Q:

WHAT ARE THE RISKS TO THE PROPOSAL?

A:

We acquired a significant minority interest in Penthouse Media Group. The business plan of this recently reorganized company may never be realized. Please review the Risk Factors contained in this information statement.

Q:

ARE DISSENTERS' RIGHTS AVAILABLE AND HOW DO I EXERCISE THEM?

A:

No, Delaware law does not provide dissenters' rights for the Proposal.

Q:

WHAT DO I NEED TO DO NOW?

A:

This information statement contains important information regarding the Penthouse Media Group investment, and amendment to our certificate of incorporation. We urge you to read this proxy statement carefully, including the appendices, and to consider how the investment, financing and certificate of amendment effect you as a shareholder.

Q:

WHAT VOTE OF INTERACTIVE BRAND DEVELOPMENT’S SHAREHOLDERS IS REQUIRED TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING OUR AUTHORIZED COMMON STOCK TO 400,000,000 SHARES?

A:

The amendment to our certificate of incorporation increasing our authorized common stock requires the approval of the holders of a majority of our outstanding common stock on the Record Date.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

Certain information contained in this information statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (as amended). This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Interactive Brand Development and Penthouse Media Group, and the effect of the investment. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Interactive Brand Development's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described in the section of this proxy statement entitled "Risk Factors." Neither Interactive Brand Development nor Penthouse Media Group undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

On the Record Date, there were 29,620,805 shares of our common stock outstanding. The number of shares includes 12,750,360 shares of common stock which were issued for various services and other consideration, but were being held in escrow. The delivery of such shares was subject to American Stock Exchange approval or our delisting from American Stock Exchange. Effective February 18, 2005, such shares have been released from escrow. The following table sets forth certain information as of the Record Date, regarding (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each director and named executive officer of us and (3) all officers and directors as a group.

Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days. This table does not reflect the issuance of the Transaction Securities.

Name	Number of Shares Beneficially Owned	Approximate Percentage of Common Stock
Steve Markley 934 N. University Dr. Suite 202 Coral Springs, FL 33071	517,117	1.7%

Gary Spaniak, Jr. 934 N. University Dr. Suite 202 Coral Springs, FL 33071	1,701,667	5.7%

Steven Robinson 1401 Horizon Ct. Orlando, FL 32809	500,000	1.7%

Gilbert Singerman 36665 Aberdeen Lane Solon, Ohio 44139	2,000	*

Robert Dolin 282 S. Hollybrook Dr. Pembroke Pines, FL 33025	62,500	*

All Officers and directors as a group, (5 individuals)	2,783,284	9.4%

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*   less than 1%

PRO FORMA PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

On the Record Date, there were 29,620,805 shares of our common stock outstanding. The number of shares includes 12,750,360 shares of common stock which were issued for various services and other consideration, but were held in escrow. The delivery of such shares was subject to American Stock Exchange approval or our delisting from the American Stock Exchange. Effective February 18, 2005, our common stock no longer trades on the American Stock Exchange. The following table sets forth certain information regarding (1) each person known by our company to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each director and named executive officer of our company and (3) all officers and directors as a group as of the Record Date, on a pro forma basis, giving effect to conversion of the Transaction Securities - the conversion into common stock of all warrants, 10% convertible notes, and shares of convertible Series E preferred stock, Series F preferred stock and Series G preferred stock, at an effective assumed conversion price of $0.50 per share (up to 72,216,280 shares of common stock).

As such, on the Record Date, on a pro forma basis, there were approximately 103,357,349 shares of our common stock issued and outstanding. This information excludes all shares underlying our series D preferred stock which was recently issued to PHSL Worldwide, Inc. in consideration of our acquisition of Media Billing Company, LLC (“iBill”). You are urged to review our Form 8-K filed with the SEC on February 1, 2005 for information pertaining to our acquisition of iBill. Beneficial ownership has been determined based upon information made available to the Company or otherwise contained in public filings. The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of warrants and the conversion of preferred stock.

Name and Address	Number of Shares Beneficially Owned	Approximate Percentage of Common Stock

Granite Management Company, LLC (1)(3)	15,000,000	15%

Summit Trading Limited (2) (3)	15,000,000	15%

Monarch Pointe Fund LP (3) (4)	10,680,280	10.3%

Castlerigg Master Investments Limited (3) (5)	12,030,417	11.63%

Steve Markley	517,117.5%

Gary Spaniak, Jr.	1,701,667	1.65%

Steven Robinson	500,000.48%

Gilbert Singerman	2,000	*

Robert Dolin	62,500	*

All Officers and directors as a group, (5 individuals)	2,783,284	2.7%

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*  less than 1%

(1)

Voting control held by James Morrell. Granite Management Company, LLC, a private investment company, is a partner of GMI Investment Partners, a partnership that received 45,000 shares of our Series G preferred stock in connection with the transactions relating to our investment in Penthouse Media Group. Address is 407 SE 9th Street, Suite 100, Fort Lauderdale, FL 33316. Granite Management Company, LLC beneficially owns 11,246.88 shares of our Series G preferred stock that is convertible into 15,000,000 shares of our common stock.

(2) Voting control held by Richard Fixaris. Summit Trading Limited, a Bahamian holding company owned by the Weist Family Trust, is a partner of GMI Investment Partners. Address is 120 Flagler Avenue, New Smyrna Beach, FL 32169. The Weist Family Trust is a private trust established for the benefit of Daisy Rodriguez, Stephanie Kaye, Tracia Fields and C.S. Arnold. Summit Trading Company beneficially owns 10,665.784 shares of our Series G preferred stock that are convertible into 14,225,000 shares of our common stock. Summit Trading Company also owns beneficially an additional 581.09 shares of our Series G preferred stock that is convertible into an additional 775,000 shares of our common stock.

(3) A total of 23,087.33 shares of our Series G preferred stock, convertible into an aggregate of 30,791,680 shares of our common stock have been placed in escrow for the benefit of Monarch Pointe Fund LP, Castlerigg Master Investments Limited, and the other holders of our 10% notes and Series F preferred stock, in the event that the trading price of our common stock at the time of conversion of such convertible securities shall be less than $3.00 per share. In the event that any shares of our common stock issuable upon conversion of such 23,087.33 escrowed shares of Series G preferred stock are not delivered to the holders of our convertible securities upon conversion thereof, the remaining escrowed shares shall be allocated to MVIT and Faries Capital LLC. Faries Capital LLC is owned by Charles L. Samel. Based on the current trading price of our common stock, if all of our outstanding 10% notes and shares of Series E preferred stock and Series F preferred stock were converted into our common stock, all of the escrowed shares would be allocated and issued to the holders of such convertible securities.

(4) Voting control held by Mercator Advisory Group, LLC. The principal owner of Mercator Advisory Group is David F. Firestone. Address is c/o Mercator Advisory Group LLC, 555 South Flower Avenue, Suite 4500, Los Angeles, CA 90071. Monarch Pointe Fund is a private equity fund that owns of record 35,000 shares of our Series E preferred stock, convertible into 1,166,667 shares of our common stock, has a beneficial interest in 6,810.606 shares of our escrowed Series G preferred stock convertible into up to 9,083,333 shares of our common stock, and holds warrants to purchase 430,280 shares of common stock at $3.00 per share.

(5) Voting control held by Sandell Asset Management Corp. The principal of Sandell Asset Management Corp. is Thomas E. Sandell. Address is c/o Sandell Asset Management Corp., 40 West 57th Street, New York, NY 10019. Castlerigg Master Investments Limited is a private equity fund that owns of record 32,500 shares of our Series F redeemable convertible preferred stock, convertible into 1,750,000 shares of our common stock, has a beneficial interest in 6,560.675 shares of our escrowed Series G preferred stock convertible into up to additional 8,750,000 shares of our common stock, and holds warrants to purchase 363,806 shares of common stock at $3.00 per share. Also includes 1,166,611 additional shares that may be issued to Castlerigg in connection with the payment of dividends on its Series F preferred stock. Please see “Notice of Default and Notice of Redemption Under Senior Securities: Series F Preferred Stock” below. On February 18, 2005, subsequent to Record Date, the company was notified that Castlerigg Master Investments Limited transferred its interest to CCI II, L.L.C.

PROPOSAL

APPROVAL OF AMENDMENT TO THE CERTIFICATES OF

INCORPORATION TO INCREASE AUTHORIZED

COMMON STOCK

GENERAL

On January 31, 2005, the board of directors and a majority of shareholders approved a proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 400,000,000 shares. The newly authorized shares of common stock will have voting and other rights identical to the currently authorized shares of common stock. The text of the amendment is set forth in Appendix A attached to this information statement.

Of the 30,000,000 currently authorized shares of common stock, as of the date of this information statement, 29,620,805 common stock shares were issued and outstanding. Interactive Brand Development will use the additional shares in connection with the transactions described in this information statement.

Authorized but unissued shares of the common stock may be issued at such times, for such purposes and for such consideration as the board of directors may determine to be appropriate without further authority from Interactive Brand Development’s stockholders, except as otherwise required by applicable corporate law or stock exchange policies.

REASONS FOR THE AMENDMENT

The additional shares of authorized common stock will be issued from time to time, as the need may arise, in connection with future opportunities for expanding the Company’s business through investments or acquisitions, equity financing, management incentive and employee benefit plans, and for other purposes. The amendment is a requirement under the terms of our financing of the investment in Penthouse Media Group. The Transaction Securities we recently issued in connection with our Penthouse Media Group investment, are convertible and/or exercisable into approximately 72,215,776 shares of common stock. Accordingly, the Company will need to significantly increase its authorized common stock to accommodate these future issuances as well as any additional common stock our board of directors elects to issue in connection with any future acquisitions, financings or other corporate purposes.

THE PENTHOUSE MEDIA INVESTMENT

On October 19, 2004, the board of directors approved the acquisition of a 39.3% non-voting equity interest in Penthouse Media Group and certain financing transactions associated therewith. The following is a description of the investment and financing. This description is qualified in its entirety by reference to the investment and financing agreements and documents which have been filed with the Securities and Exchange Commission on Form 8-K dated October 19, 2004.

BACKGROUND OF THE ACQUISITION

Penthouse Media Group, Inc. is a brand-driven global entertainment business founded by Robert C. Guccione in 1965. Penthouse Media Group’s flagship PENTHOUSE TM brand is one of the most recognized consumer brands in the world and is widely identified with premium entertainment for adult audiences. Penthouse Media Group caters to men’s interests through various trademarked publications, movies, the Internet, location-based live entertainment clubs and consumer product licenses. In addition to its flagship publication PENTHOUSE Magazine, Penthouse Media Group produces four other adult publications - Forum, Variations, The Girls of PENTHOUSE and PENTHOUSE Letters. Penthouse Media Group also licenses the PENTHOUSE trademarks to third parties worldwide in exchange for royalty payments. Historically, Penthouse Media Group’s consolidated revenues were derived principally from the PENTHOUSE TM related publishing activities. Penthouse Media Group recently increased its royalty revenues from expanded licensing of trademarks to third parties, including for the establishment of nightclubs using the PENTHOUSE TM brand.

On October 19, 2004, Interactive Brand Development consummated a series of transactions pursuant to agreements entered into in escrow on September 28, 2004 with GMI Investment Partners, PHSL Worldwide, Inc., formerly Penthouse International, Inc. (“PHSL”) and PET Capital Partners, LLC and its affiliates to acquire an equity interest in the reorganized General Media, Inc. (now known as Penthouse Media Group, Inc.). Penthouse Media Group, Inc. is the publisher of Penthouse Magazine, an adult content publication. The agreement and transaction was subject to final approval of the United States Bankruptcy Court for the Southern District of New York and the emergence of General Media and its subsidiaries from bankruptcy. The reorganized General Media emerged from bankruptcy protection on October 5, 2004 and was renamed Penthouse Media Group, Inc.

On October 21, 2004, Interactive Brand Development purchased from PET Capital Partners, LLC and its affiliates (the “Bell/Staton Group”) a 39.3% equity interest in Penthouse Media Group. This ownership interest was subsequently reduced to approximately 34.7%. The investment is in the form of non-voting class B common stock. The stock purchased by Interactive Brand Development does not vote but is identical in all other respects to the voting common stock of Penthouse Media Group.

In order to finance its investment in reorganized Penthouse Media Group, Inc., Interactive Brand Development sold, in a series of private placement transactions, certain securities (the “Transaction Securities”), represented by $9.525 million principal amount of its 10% Notes, due September 15, 2009 (the “10% Notes”), 35,000 shares of its Series E convertible preferred stock (the “Series E Preferred Stock”) and up to 54,500 shares of its Series F convertible redeemable senior secured preferred stock (the “Series F Preferred Stock”) to certain investors who provided $16.475 million in financing to the Company. In addition, Interactive Brand Development issued 45,000 shares of its Series G convertible preferred stock (the “Series G Preferred Stock”) to GMI Investment Partners.

FINANCING AND SECURITIES

Set forth below is a summary description of the Transaction Securities.

10% Notes

Interactive Brand Development issued an aggregate of $9,525,000 of 10% Notes to 18 investors (the “Investors”), none of whom were previously affiliated with Interactive Brand Development. Such 10% Notes:

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are payable as to interest only, at the rate of 10% per annum, payable semi-annually on June 30th and December 31st, based on a 360 day calendar year; provided, that interest on the 10% Notes shall be payable either 100% in cash, or at the option of Interactive Brand Development, 50% in cash and the balance in additional shares of Company common stock at the conversion price of the 10% Notes set forth below;

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unless previously converted into common stock (the “Note Conversion Shares”), shall be payable as to principal, together with all accrued an unpaid interest, on September 15, 2009 (the “Note Maturity Date”);

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upon the earlier of December 31, 2004 or Interactive Brand Development obtaining stockholder approval for the issuance of the 10% Notes and other Transaction Securities, shall be convertible, at any time, at the option of the Investors at a price per share (the “Note Conversion Price”) equal to 50% of the average closing price of Interactive Brand Development’s common stock, as traded on the American Stock Exchange LLC or other National Securities Exchange, for the five trading days immediately prior to the date (the “Conversion Date”) that notice of conversion is given to Interactive Brand Development, subject to a minimum conversion price of $3.00 per share (the “Floor Price”); provided, that at the time of conversion, the Note Conversion Price is less than the Floor Price, the holders of the 10% Notes are entitled to receive additional shares of common stock from GMI Investment Partners or their affiliates, described as “Escrowed Shares” below;

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are secured by (i) a lien on the assets of Internet Billing Company LLC (“iBill”) subordinated to the lien granted to holders of the Series F Preferred Stock, and (ii) the pledge by Interactive Brand Development of a portion (pro rated with the Series F Senior Preferred Stock) of 100% of the members interest in iBill to be acquired by Interactive Brand Development and Interactive Brand Development’s 39.3% equity interest in the Reorganized General Media; which liens on iBill assets issued to holders of 10% Notes and the Series F Preferred Stock are subject and subordinate to a first priority lien that may be granted to one or more senior lenders providing up to $10.0 million of working capital financing to iBill;

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may not be prepaid by Interactive Brand Development until the holders of Series F Preferred Stock have elected whether or not to require redemption of the Series F Senior Preferred Stock; and

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are accompanied by warrants (the “10% Note Warrants”) to purchase up to one share of common stock for each $3.00 of 10% Notes purchased, as a result of which Interactive Brand Development issued 10% Note Warrants to purchase 3,175,000 additional shares of common stock at an exercise price of $3.00 per share.

Series E Preferred Stock

Simultaneous with its sale of the 10% Notes, Interactive Brand Development also raised $3.5 million from the sale of 35,000 shares of its Series E Preferred Stock to Monarch Pointe Fund LP (“Monarch”). Prior to such transaction, Monarch had no previous affiliation with Interactive Brand Development, although it had previously invested in Penthouse International, Inc. The Series E Preferred Stock:

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pays an annual dividend of 6% per annum, until the effective date of the Registration Statement registering the underlying conversion shares and Escrowed Shares issuable upon conversion of the Series E Preferred Stock for resale;

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is senior, at the rate of $100 per share, on liquidation and sale of control to Interactive Brand Development’s outstanding Series A Preferred, Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock;

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is junior on liquidation and sale of control to Interactive Brand Development’s outstanding Series F Senior Preferred Stock;

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is not redeemable or secured by any liens on assets or capital stock;

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upon the earlier to occur of (i) Interactive Brand Development’s obtaining stockholder approval, or (ii) December 31, 2004, shall be convertible into common stock (the “Series E Conversion Shares”) at a conversion price equal to 50% of the “Market Price” (as defined) of Interactive Brand Development’s common stock, as traded on the American Stock Exchange or any other national securities exchange (the “Series E Conversion Price”), subject to a $3.00 per share Floor Price; provided, that at the time of conversion, the Note Conversion Price is less than the Floor Price, the holders of the Series E Preferred Stock are entitled to receive additional shares of common stock from GMI Investment Partners or their affiliates, described as “Escrowed Shares” below; and

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are accompanied by warrants issued to Monarch and its affiliate, Mercator Advisory Group (the “Monarch Group Warrants”) to purchase approximately 430,000 shares of common stock at an exercise price equal to the Series E Conversion Price.

The Series F Preferred Stock

Simultaneous with its sale of the 10% Notes and Series E Preferred Stock, Interactive Brand Development raised $3.45 million from the sale of 34,500 shares of its Series F Preferred Stock to Castlerigg Master Investments Limited (“Castlerigg”). Prior to such transaction, Castlerigg had no previous affiliation with Interactive Brand Development, although it had previously invested in Penthouse International, Inc. The Series F Preferred Stock:

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pays an annual dividend at the rate of 10% per annum, payable semi-annually on June 30th and December 31st , which dividend is payable either 100% in cash, or at the option of Interactive Brand Development, 50% in cash and the balance in additional shares of Company common stock valued at 50% of the volume weighted average price or “VWAP Price,” (as defined) for the five trading days prior to the dividend payment date, then in effect;

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is senior, at the rate of $100 per share, plus accrued dividends and any additional amounts owed by Interactive Brand Development with respect to the Series F Preferred Stock, on liquidation and sale of control or substantially all of the assets of Interactive Brand Development to the 10% Notes and to all other shares of capital stock of Interactive Brand Development, including, Interactive Brand Development’s outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series G Preferred Stock;

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unless previously converted into common stock is redeemable at the option of the holder, at $100 per share, plus accrued dividends and any additional amounts owed by Interactive Brand Development with respect to the Series F Preferred Stock, if any, on September 15, 2009, or an earlier date, if an event of default to the holders of the Series F Preferred Stock shall occur and be continuing (the “Mandatory Redemption Date”);

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is secured by a lien and security interest on the assets of iBill, which will become a subsidiary of Interactive Brand Development upon the closing of the “iBill Acquisition” described below; which lien is senior to the lien on such assets granted to holders of 10% Notes and subject and subordinate only to a first priority lien that may be granted to one or more senior lender providing up to $10.0 million of working capital financing to iBill;

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is secured by a pledge of a pro-rata percentage of 100% of the members interest of iBill, and a pro-rata percentage of the shares of PMG Stock; which pledged securities are apportioned among Castlerigg and the holders of the 10% Notes on a pro rata basis based upon the $3.45 million purchase price for the Series F Preferred Stock and the initial $9.525 million purchase price for the 10% Notes; as a result of which 26.59% of the iBill members interest and an aggregate of 105,168 shares of PMG Stock were pledged to the holders of Series F Preferred Stock, and the remaining 73.41% of the iBill members interest and 290,351 shares of PMG Stock were pledged to the holders of the 10% Notes of Interactive Brand Development; provided, that if additional 10% Notes (not to exceed $4.475 million in the aggregate) are sold, or the holders of the Series F Preferred Stock exercises the Exchange Option described below to increase the stated value of the Series F Preferred Stock to $5.45 million, such allocation of the pledged iBill members interests and PMG Stock shall be appropriately readjusted;

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on the earlier to occur of December 31, 2004 or Interactive Brand Development obtaining stockholder approval, are convertible, at any time at the option of a Purchaser, into shares of Interactive Brand Development’s common stock (the “Series F Conversion Shares”), at a price per share equal to $3.00; provided, provided, that at the time of conversion, the “VWAP Price,” (as defined) for the five trading days prior to the conversion date is less than $3.00 per share, the holders of the Series F Preferred Stock are entitled to receive additional shares of common stock from GMI Investment Partners or their affiliates, described as “Escrowed Shares” below; and

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are accompanied by three (3) year warrants (the “Series F Warrants”) entitling the Series F Preferred Stockholders to purchase at an exercise price of $3.00 per share an aggregate of 386,194 shares of Interactive Brand Development’s common stock.

In addition, at any time within on or before October 5, 2005, Castlerigg may, at its sole option, exchange shares of common stock of PHSL Worldwide, Inc. previously purchased by Castlerigg for an aggregate of approximately $2,000,000 for (i) 20,000 additional shares of Series F Senior Preferred Stock, and (ii) 224,582 additional Series F Warrants (the “Exchange Option”).

Notice of Default and Notice of Redemption Under Senior Securities: Series F Preferred Stock

On January 21, 2005, Castlerigg wrote to the Company that it had come to the attention of Castlerigg that the Company and/or others may be claiming that it or they did not receive the December 15, 2004 Notice regarding the Company’s alleged default under the Subscription Agreement. In the Company’s Form 8-K dated January 18, 2005, the Company disclosed the Notice and why the Company believes that the basis for the Notice is without merit. Notwithstanding the Company’s position, Castlerigg transmitted again to the Company the earlier notice.

On January 22, 2005, Castlerigg sent to the Company another Notice of Redemption alleging that, because the Company has not withdrawn from the American Stock Exchange or sought to relist its common stock on another national securities exchange, the Company has breached a covenant under the subscription agreement. On January 24, 2005, Castlerigg sent to the Company another notice that the failure to withdraw from the American Stock Exchange and seek to relist its common stock on another national securities exchange, continues to be an event of default that is not subject to cure. The Company disagrees with both the substance and logic of Castlerigg’s position in that the Company’s decision to appeal the American Stock Exchange’s notice of delisting and attempt to remain trading on that exchange, pending its appeal and preparation to apply to list on another exchange should the American Stock Exchange appeal fail, is in the best interests of the Company’s common and preferred shareholders, including Castlerigg.

On January 24, 2005, Castlerigg notified the Company that, in Castlerigg’s view, the Company’s prior characterization of Sandell Asset Management Corp. as an investment advisor registered under the Investment Advisor’s Act of 1940 and that Castlerigg would not, under any circumstances, consent to the execution of a termination agreement or consent to an extension of the January 21, 2005 closing date for the iBill agreement were incorrect. The Company clarifies its prior disclosure that Sandell Asset Management Corp. is not an investment advisor registered under the Investment Advisor’s Act of 1940. With respect to the representation that Castlerigg would not, under any circumstances, consent to the execution of a termination agreement or consent to an extension, the Company relied on information received about Castlerigg’s position from the former owners of iBill, and their counsel, who represented to the Company, the position that Castlerigg communicated to them. The Company does not view either of these corrections as material, but makes the corrections at the request of Castlerigg.

The Escrowed Shares

Notwithstanding the $3.00 per share Floor Price applicable to the conversion of the 10% Notes and Series E Preferred Stock and the $3.00 per share conversion price applicable to the Series F Preferred Stock, in the event that (as to the Series F Preferred Stock) the daily volume weighted average price (“VWAP”) of Interactive Brand Development’s common stock or (as to the 10% Notes and Series E Preferred Stock) the average closing price of Company common stock, as traded on the American Stock Exchange or on the Nasdaq Stock Exchange, the New York Stock Exchange or the NASD OTC-Bulletin Board (together with the American Stock Exchange, a “National Securities Exchange”), shall be less than the $3.00 per share on the date that notice of conversion is given to Interactive Brand Development by the holder of one of the Transaction Securities, then such holder is entitled to receive from the escrow described below that number of additional shares of common stock of Interactive Brand Development (the “Escrowed Shares”) as shall represent, together with the number of 10% Note Conversion Shares, Series E Conversion Shares or Series F Conversion Shares (as applicable) (collectively, the “Conversion Shares”) issuable based on the $3.00 per share conversion price or Floor Price, an aggregate number of shares of common stock that would have been issuable on the applicable conversion date if the conversion price had been based upon 50% of the average VWAP of Interactive Brand Development’s common stock or 50% of the closing price of Interactive Brand Development’s common stock for the five trading days immediately prior to the conversion date (each, the “Assumed Conversion Price”); provided, that in no event would such Assumed Conversion Price ever be less than $0.50 per share (the “Assumed Floor Price”) irrespective of the Assumed Conversion Price.

A total of 29,929 shares of Series G Preferred Stock issued to GMI Partners represents the total amount of the Escrowed Shares. Such Escrowed Shares will, on December 31, 2004, be converted into 39,916,666 shares of common stock. Interactive Brand Development is only obligated to issue a maximum aggregate of 7,983,333 shares of its authorized and unissued common stock to the holders of 10% Notes, Series E Preferred Stock and Series F Preferred Stock as Conversion Shares. Accordingly, Interactive Brand Development is not responsible for the issuance of any additional shares of its common stock in connection with common stock that may be delivered to such security holders as Escrow Shares. As a result, there can be no additional dilution in connection with these securities.

Based on the sale of $9.525 million of 10% Notes, $3.5 million of Series E Preferred Stock and $5.45 million of Series F Preferred Stock (inclusive of $2.0 million of Series F Preferred Stock issuable upon exercise of the Exchange Option), a total of 30,791,666 shares of Company common stock are subject to potential issuance as Escrowed Shares. However, in view of the fact that Interactive Brand Development may elect to sell up $5.475 million of additional 10% Notes, a maximum of up to 39,916,666 Escrowed Shares of Interactive Brand Development are subject to potential issuance (i) up to a maximum of 25,000,000 of such Escrowed Shares to the holders of up to a maximum of $15,000,000 of 10% Notes, (ii) up to a maximum of 5,833,333 of such Escrowed Shares to the holders of $3,500,000 stated value of Series E Preferred Stock, and (iii) up to a maximum of 9,083,333 of such Escrowed Shares to the Purchasers upon conversion of the maximum $5,450,000 stated value of Series F Preferred Stock.

To avoid further dilution to Interactive Brand Development if Escrowed Shares become issuable to holders of the 10% Notes, Series E Preferred Stock and/or Series F Preferred Stock, GMI Investment Partners and their affiliates and Interactive Brand Development have entered into an escrow agreement with legal counsel to the holders of the Transactional Securities. Under the terms of such escrow agreement (the “Series G Preferred Stock Escrow Agreement”), an aggregate of 29,929 shares of Interactive Brand Development’s “Series G Preferred Stock” (described below) have been placed in escrow, which Escrowed Shares are automatically convertible into an aggregate of 39,916,666 shares of common stock of Interactive Brand Development by not later than December 31, 2004. In the event that the Assumed Conversion Price of Company common stock shall be less than $3.00 per share on any Conversion Date, within three business days after a Conversion Notice shall be delivered to counsel to Interactive Brand Development and to the holder of Transaction Securities setting forth the calculation of the appropriate number of Escrowed Shares to be delivered to the holder of Transaction Securities as Escrowed Shares, the escrow agents shall cause certificates evidencing such Escrowed Shares to be delivered to such converting security holder. Any Series G Preferred Stock or Common Stock no longer subject to issuance as Escrowed Shares or otherwise remaining in escrow following conversion into common stock of all outstanding 10% Notes, Series E Preferred Stock and Series F Senior Preferred Stock, will be returned to GMI Partners or its affiliates.

The Transaction Securities, including, any Escrowed Shares that a holder may acquire at any time, and any shares of common stock issuable upon exercise of warrants, are subject to limitation, so that the aggregate number of shares of common stock of which such holder and all persons affiliated with such holder have beneficial ownership

(calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of Interactive Brand Development's then outstanding common stock.

All of the Transaction Securities were offered and sold without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on exemptions therefrom.

Transaction with GMI Investment Partners and Series G Preferred Stock

In consideration of their (i) assignment to Interactive Brand Development of the right to purchase the PMG Stock, (ii) having provided or arranged for financing and financial accommodations that facilitated the acquisition of the PMG Stock and the potential acquisition of iBill, (iii) having provided iBill with transaction processing financing, (iv) having provided personal guarantees and ongoing indemnification to PHSL and iBill in connection with certain contingent liabilities, and (v) having provided and continuing to provide management and consulting services to Interactive Brand Development and iBill; the value of which financings, financial accommodations, indemnification and services are estimated to be in excess of approximately $85.0 million, as of September 23, 2004, and for the delivery of general mutual releases and dismissal of claims by PHSL and Dr. Molina against the Bell/Staton Group, Interactive Brand Development entered into an agreement with PHSL and GMI Investment Partners (the “September 23rd Agreement”), under which Interactive Brand Development agreed that on the October 5, 2004 (Effective Date of the Plan) or as soon thereafter as is practicable, Interactive Brand Development will sell to GMI Investment Partners, 45,000 shares of newly authorized Series G convertible preferred stock, $1,000 per share stated value (the “Series G Preferred Stock”). On October 19, 2004, Interactive Brand Development completed the sale of the Series G Preferred Stock to GMI Investment Partners.

The Series G Preferred Stock

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is junior on liquidation and sale of control of Interactive Brand Development to the Series E Preferred Stock and Series F Senior Preferred Stock;

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does not pay any dividend and is not secured by any assets or securities;

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is not subject to mandatory redemption; and

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upon the earlier to occur of December 31, 2004 or Interactive Brand Development obtaining stockholder approval, is automatically converted into an aggregate number of shares of Company common stock as shall equal (a) 68.0 million shares of common stock, less (b) a maximum of 7,983,333 Conversion Shares issuable at the $3.00 per share conversion price or Floor Price applicable to the Transaction Securities.

Under the terms of the September 23rd Agreement, Interactive Brand Development also agreed to issue the Transaction Securities to investors designated by GMI Investment Partners. Such agreement also provides that, if by December 31, 2004, the American Stock Exchange does not approve the terms of Interactive Brand Development’s acquisition of the Penthouse Media Group Stock and the issuance of the Transaction Securities, then all shares of common stock issuable upon conversion or exercise of such Transaction Securities shall become immediately exercisable at the option of the holders, effective as of December 31, 2004.

The partners of GMI Investment Partners are The Molina Vector Investment Trust, Faries Capital LLC, Granite Management LLC, Summit Capital Limited, and certain affiliates, financial partners and business associates of MVIT, Aries, Granite and Summit. MVIT is an affiliate of PHSL. As indicated above, GMI Investment Partners and its affiliates placed in escrow 29,929 of the 45,000 shares of Series G Preferred Stock, convertible into an aggregate of 39,916,666 shares of common stock, in the event and to the extent that Escrowed Shares shall be required to be issued out of escrow to holders of Series F Senior Preferred Stock, 10% Notes or Series E Preferred Stock.

Based upon the current market price of Interactive Brand Development’s common stock over the last five trading days, if all 10% Notes, and shares of Series E Preferred Stock and Series F Preferred Stock were currently convertible and were converted into Company common stock, all 39,916,666 escrowed shares would be issuable out of escrow to holders of the Transaction Securities.

Exercise of Option by Bell/Staton Group

On December 31, 2004, a $2 million promissory note issued by the Company in favor of affiliates of the Bell/Staton Group matured. The note was not paid. The note was secured by 48,381 shares of Penthouse Media Group owned by the Company as a result of its October 19, 2004 purchase of 39.3% of the Penthouse Media Group from the Bell/Staton Group. Affiliates of the Bell/Staton Group, as holder of the note, exercised the option to purchase the stock for $1.00 per Penthouse Media Group share and the affiliates of Bell/Staton Group delivered the aggregate exercise price of $48,500 to the Company. As a result, the Company now owns 347,147 shares of non-voting class B common stock of Penthouse Media Group representing approximately 34.7% of Penthouse Media Group. As a result of the option being exercised, the Company is no longer liable to the Bell/Staton Group for the $2 million note, there is no continuing liability, and no additional shares serve as collateral to the Bell/Staton Group.

Conversion of Transaction Securities

The following table provides the maximum number of shares of Interactive Brand Development common stock issuable upon conversion of the Transaction Securities.

	Total	Series E	Series F	Series G	Notes

Shares from conversion of securities	68,000,000	1,166,667	1,816,667	61,841,666	3,175,000
Shares from warrants	4,216,280	430,000	610,776	—--	3,175,000
Total	72,216,280	1,596,667	2,427,443	61,841,666	6,350,000

MANAGEMENT OF INTERACTIVE BRAND DEVELOPMENT AND PENTHOUSE MEDIA GROUP

The executive officers and directors of Interactive Brand Development remain unchanged. However, effective January 21, 2005, the Company completed the acquisition of 100% of the equity interests in Media Billing Company, LLC, which owns 100% of the equity interests in Internet Billing Company, LLC (“iBill”), from PHSL Worldwide, Inc and certain of its affiliates (“PHSL”).

In connection with the acquisition of iBill, each of Steven Robinson, Gilbert Singerman and Robert Dolin agreed to resign from the Company’s board of directors at such time as their resignations are accepted by the Company. Under the acquisition agreement, the Company also agreed that, until the next meeting of stockholders, in whole or in part for the purpose of electing directors, to increase the number of persons serving on its board of directors to eight, of which (i) two persons shall be designated by Steve Markley and Gary Spaniak, Jr., the Company’s chief executive officer and president, respectively; and (ii) six directors shall be designated by PHSL, including three independent directors within the meaning of the Sarbanes-Oxley Act of 2002. To date, the composition of the board of directors has not changed.

The executive officers and directors of Penthouse Media Group consist of Marc H. Bell, Chairman and CEO, Daniel Staton, President and director. The Bell/Staton Group have advised that they intend to add additional members to the board of directors of Penthouse Media Group.

Accounting Treatment

We expect to report our investment in Penthouse Media Group under the cost method of accounting. Accordingly, the investment will be reflected on our balance sheet at its initial cost, and we will recognize income only to the extent we receive cash distributions from Penthouse Media Group. Based on our preliminary analyses, the value of our investment in Penthouse Media Group will initially be recorded at approximately $30,000,000, and we will record liabilities of approximately $9,525,000 and additional equity of approximately $21,475,000. Impairment of the value of such investment occurred on December 31, 2004 when payment of $2.0 million was not made and Penthouse Media Group exercised its option to repurchase for $1.00 per share, 48,381 of our shares of Class B non-voting common stock and terminate all proposed licensing arrangements with us. The shares subject to this repurchase option represent approximately 12.2% of our equity in Penthouse Media Group and approximately 4.8% of its currently outstanding capital stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Interactive Brand Development expects that the transaction with Penthouse Media Group will be treated as an investment, and that no income, gain or loss will be recognized by Interactive Brand Development or its shareholders as a result of the consummation the transaction, until such time as we sell all or any portion of our equity in Penthouse Media Group.

CERTAIN INFORMATION CONCERNING INTERACTIVE BRAND DEVELOPMENT

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you about Interactive Brand Development by referring you to documents that we have previously filed with the SEC. The information incorporated by reference is considered to be a part of this information statement. Any later information that we file with the SEC will automatically update and supersede the information contained in this information statement. If you desire a copy of any document incorporated by reference but not delivered to you as part of this information statement, upon written or oral request to Interactive Brand Development, Inc., 2200 S.W. 10th Street, Deerfield Beach, Florida, 33442, a copy of such document(s) will be sent to you by first class mail or equally prompt means within one business day of receipt of such request. Additionally, the SEC maintains a Web site that contains all documents we have previously filed with the SEC. The address of the site is www.sec.gov.

We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

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Annual Report on Form 10-KSB for the year ended December 31, 2003;

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Quarterly Reports on Form 10-QSB for the quarters ending March 31, 2004, June 30, 2004 and September 30, 2004;

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Form 8-K Current Report dated October 19, 2004;

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Form 8-K Current Report dated December 14, 2004;

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Form 8-K Current Report dated January 14, 2005;

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Form 8-K Current Report filed January 21, 2005

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Form 8-K Current Report filed February 1, 2005;

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Form 8-K Current Report filed February 11, 2005;

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Form 8-K Current Report filed February 15, 2005;

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Form S-3 Registration Statement dated December 12, 2004; and

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Form S-3/A Registration Statement dated December 28, 2004

Market Price Data

Interactive Brand Development's common stock traded on the American Stock Exchange under the symbol “IBD” from February 11, 2004 through February 18, 2005. Interactive Brand Development’s current trading symbol is IBDI.

No established trading market exists for Penthouse Media Group's securities.

The closing sale price per share of Interactive Brand Development's common stock, as reported on the American Stock Exchange on October 20, 2004, the last full trading day before the execution of the investment agreement by and between Interactive Brand Development and Penthouse Media Group, was $0.71. The closing price per share on January 31, 2005 was $0.44.

The following table sets forth high and low bid quotations for our common stock for the periods indicated. These quotations do not include retail mark-ups, mark-downs, commissions and may not necessarily represent actual transactions.

Period	High	Low

October 1, 2004 - December 31, 2004	$12.50	$7.81
January 1, 2004 – March 31, 2004	$8.00	$5.05
April 1, 2004 – June 30, 2004	$8.25	$5.41
July 1, 2004 – September 30, 2004	$6.85	$1.00
October 1, 2004 – December 15, 2004	$1.06	$0.42

Dividends

Interactive Brand Development has paid no cash dividends on its common stock and has no present intention of paying cash dividends in the foreseeable future. Payment of cash dividends in the future will depend, among other things, upon Interactive Brand Development's future earnings, requirements for capital improvements and financial condition.

CERTAIN INFORMATION CONCERNING PENTHOUSE MEDIA GROUP

Overview

Penthouse Media Group, Inc. (f/k/a General Media, Inc.)

Penthouse Media Group, Inc. is a brand-driven global entertainment business founded by Robert C. Guccione in 1965. Penthouse Media Group’s flagship PENTHOUSETM brand is one of the most recognized consumer brands in the world and is widely identified with premium entertainment for adult audiences. Penthouse Media Group caters to men’s interests through various trademarked publications, movies, the Internet, location-based live entertainment clubs and consumer product licenses. In addition to its flagship publication PENTHOUSE Magazine, Penthouse Media Group produces four other adult publications - Forum, Variations, The Girls of PENTHOUSE and PENTHOUSE Letters. Penthouse Media Group also licenses the PENTHOUSE trademarks to third parties worldwide in exchange for royalty payments. Historically, Penthouse Media Group’s consolidated revenues were derived principally from the PENTHOUSETM related publishing activities. Penthouse Media Group recently increased its royalty revenues from expanded licensing of trademarks to third parties, including for the establishment of nightclubs using the PENTHOUSETM brand.

Pursuant to the terms of the agreements disclosed above, Interactive Brand Development acquired its 39.5% non-voting equity interest in Penthouse Media Group, Inc. from PET Capital Partners LLC, and other affiliates of Marc H. Bell and Daniel Staton (the “Bell/Staton Group”). The Bell/Staton Group obtained control of the equity of Penthouse Media Group through the Chapter 11 reorganization of General Media, Inc. and its subsidiaries. The Bell/Staton Group purchased control of the senior debt of General Media in November 2003 and also provided the debtors with a $7 million debtor-in-possession credit facility. On August 12, 2004, the one-year anniversary of the original Chapter 11 filing, the United States Bankruptcy Court confirmed the reorganization plan of the Bell/Staton Group, and such plan became effective and the reorganized Penthouse Media Group emerged from bankruptcy on October 5, 2004. Interactive Brand Development acquired its equity interest as part of a multi-party settlement pursuant to which various parties at interest agreed to release claims subject to pending litigation, to make cash payments as disclosed herein and to deliver a short-term promissory note made by Dr. Luis Enrique Fernando Molina and guaranteed by third parties, including PHSL.

The investment by Interactive Brand Development was subject to the emergence from reorganization, the effect of which is a series of material changes in the capital structure and operations of Penthouse Media Group. The reorganized Penthouse Media Group issued $38.0 million of senior debt in cancellation of $50.0 million senior notes and approximately $11.0 million in unsecured debt. In addition, the Bell/Staton Group has provided a new $20.0 million credit facility to Penthouse Media Group.

As a result of the reorganization, the day to day operations of Penthouse Media Group were assumed by the Bell/Staton Group and Robert Guccione was replaced as Chairman and CEO. The Bell/Staton Group has advised that it intends to alter the editorial direction of the publications in order to broaden the overall appeal, expand the circulation, increase advertising revenues and enhance the brand name for ongoing licensing opportunities.

Pursuant to the agreements, Interactive Brand Development has the right to designate a member of the board of Penthouse Media Group and one board observer. Interactive Brand Development has certain rights set forth in a shareholder agreement intended to enable it to participate with the Bell/Staton Group in certain significant transactions, including the financings of Penthouse Media Group and the disposition of Penthouse Media Group. In addition, Interactive Brand Development has the right of first refusal to utilize the PENTHOUSE brand name for auction websites, lifestyle resorts (excluding casinos) and travel agencies and travel related websites. Interactive Brand Development’s right to participate with the Bell/Stanton Group in certain transactions, including financing of Penthouse Media Group, is limited to the right to participate pro rata, if the Bell/Stanton Group purchases Penthouse Media Group securities, subject to specific conditions and limitations.

The proliferation of easy to use electronic equipment, such as VCRs and DVD players, which allow consumers to view high quality video products in the privacy of their home, has boosted demand for adult media content compatible with these formats. For example, the installed base of DVD players in Western Europe and the United States, which doubled in 2001, was expected to reach 48 million households by the end of 2003 in the United States alone. Also, the evolution of the Internet as a channel of commerce and content distribution has stimulated additional demand for adult media content. In addition, advances in cable, satellite and hotel communications systems have furnished another relatively new channel for the delivery of media content, including adult entertainment, into private homes, hotels and businesses. The next generation of mobile devices, including 3G mobile phones, provides a global opportunity for growth in content distribution.

Management believes that the combination of the above market conditions and the worldwide recognition of the Penthouse brand name provide an opportunity for enhanced shareholder value for Interactive Brand Development from its Penthouse Media Group investment.

Regulation

Many of Penthouse Media Group’s actual and proposed activities take place around a highly regulated industry. As such Penthouse Media Group must be sensitive to local and federal government regulations, including, but not limited to, laws and regulations designed to protect minors and/or which prohibit the distribution of obscene material.

Federal and state obscenity laws define obscenity through reference to the U.S. Supreme Court's three-prong test set forth in Miller v. California, 413 U.S. 1593 (1973). This test is used to evaluate whether materials are obscene. Miller provides that the following must be considered: (a) whether the average person, applying contemporary community standards, would find that the work, taken as a whole, appeals to the prurient interest; (b) whether the work depicts or describes, in a patently offensive way, sexual conduct specifically defined by the applicable state law; and (c) whether the work, taken as a whole, lacks serious literary, artistic, political or scientific value. The Supreme Court has clarified the Miller test in recent years, advising that the prurient interest prong and patent offensiveness prong must be measured against the standards of an average person, applying contemporary community standards, while the value prong of the test is to be judged according to a reasonable person standard.

Based upon its due diligence, Interactive Brand Development believes that Penthouse Media Group actively seeks to comply with all applicable state and federal laws and regulations in each jurisdiction where they conduct business.

To Interactive Brand Development’s knowledge, none of Penthouse Media Group or their employees has ever violated any laws or regulations regarding obscenity or the protection of minors.

Acquisition of the Penthouse Media Group Stock

GMI Investment Partners, a New York partnership, entered into a settlement and securities purchase agreement, dated as of September 21, 2004 (the “PMG Stock Purchase Agreement”), with PET Capital Partners LLC, Absolute Return Europe Fund, Susan Devine, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton (collectively, the “Bell/Staton Group”), PHLS, The Molina Vector Investment (“MVIT”), and Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”), as escrow agent. As part of the transactions contemplated by the PMG Stock Purchase Agreement, GMI Investment Partners agreed to purchase, for a price of $41.34 per share, a minimum of 241,908 shares and a maximum of 483,815 shares of Class B non-voting common stock General Media, Inc. (the “PMG Stock”), as reorganized, to represent between 24.15% and 48.3% of the outstanding common stock of the reorganized General Media. GMI Investment Partners was granted the right to assign its rights and obligations, as “purchaser” of the PMG Stock, to Interactive Brand Development.

Under the terms of the PMG Stock Purchase Agreement, payment for the PMG Stock was required to be made to Milberg Weiss, as escrow agent by September 29, 2004, pending the “effective date” of the fourth amended and restated plan of reorganization of General Media sponsored by the Bell/Staton Group (the “Plan”), and the emergence of General Media from bankruptcy. On September 29, 2004, GMI Investment Partners assigned all of its rights as purchaser of the PMG Stock to Interactive Brand Development, and Interactive Brand Development deposited $16.350 million in escrow with Milberg Weiss for the purchase of 395,519 shares of PMG Stock, representing an aggregate of 39.3% of the outstanding common stock of reorganized General Media. The Bell/Staton Group gave Interactive Brand Development an extension until October 19, 2004 to pay the remaining $3.650 million for the balance of the available PMG Stock and increase its percentage ownership in the outstanding General Media common stock from 39.3% to 48.3%, which option was not exercised by Interactive Brand Development.

On October 5, 2004, the Bell/Staton Group sponsored Plan became final, General Media and its subsidiaries emerged from bankruptcy, and the reorganized General Media changed its name to Penthouse Media Group, Inc. On the same date, Interactive Brand Development entered into a joinder agreement under which it agreed to assume all of the rights and obligations as Purchaser of the PMG Stock, including the obligations and benefits under the stockholders agreement described below. On October 19, 2004, PHSL delivered to Milberg Weiss an additional $1.0 million of escrowed funds required to be delivered under the PMG Stock Purchase Agreement. As a result, the $16.350 million of escrowed proceeds was released to the Bell/Staton Group and Interactive Brand Development consummated its purchase of the PMG Stock.

Ownership of Penthouse Media Group

Pursuant to the General Media plan of reorganization (i) the Bell/Staton Group or their affiliates (which held approximately $40.0 million of senior secured notes of the General Media Debtors) shall hold approximately $27.0 million of seven year term loan, (ii) the unsecured creditors of the General Media Debtors received $2.0 million in cash and up to $11.0 million in the Term Loan, (iii) certain members of the Bell/Staton Group shall provide a maximum $20.0 million exit financing facility (of which approximately $8.0 million was drawn to pay cash expenses and payments in the bankruptcy case, (iv) all outstanding equity securities of old General Media, Inc. was cancelled, and (v) an aggregate of 1,000,000 shares of common stock of reorganized General Media was issued, of which (A) Interactive Brand Development shall own 100% of the non-voting common stock of reorganized General Media, and (B) the Bell/Staton Group or their affiliates will own approximately 82% of the voting common stock of the Penthouse Media Group, Inc. Except for the fact that it is non-voting, the PMG Stock owned by Interactive Brand Development (representing 34.7% of the outstanding Penthouse Media Group, Inc. common stock) is identical in all respects to the voting common stock.

Under the terms of a stockholders agreement among Interactive Brand Development and members of the Bell/Staton Group, the parties have agreed to certain corporate governance and affirmative and negative covenants designed to protect the minority stockholder interests of Interactive Brand Development in Penthouse Media Group, Inc. In addition, for so long as it retains at least 50% of its equity, Interactive Brand Development is entitled to designate one member of the board of directors of Penthouse Media Group, Inc.

As part of the PMG Stock Purchase Agreement, pending litigation involving Penthouse, MVIT, certain affiliates of PHSL and the Bell/Staton Group was settled.

RISK FACTORS

You are urged to read and carefully consider the following risk factors.

There has been a significant decline in newsstand sales and circulation of PenthouseTM publications.

In recent years, domestic newsstand circulation for men’s magazines has been declining and domestic average monthly newsstand circulation of Penthouse publications has decreased significantly. We believe that changes in the social climate that are adverse toward men’s magazines will continue. Unless Penthouse Media Group is able to successfully refocus its marketing efforts toward the sale of products and services around its PenthouseTM brand through other outlets, such as retail video, cable television and the Internet, its revenues will continue to decline and our investment in Penthouse Media Group will be materially and adversely affected.

If Penthouse Media Group is unable to compete effectively with other forms of adult and non-adult entertainment, it will not be able to increase subscriber revenue.

The ability of Penthouse Media Group to increase revenue is also related to its ability to compete effectively with other forms of adult and non-adult entertainment. Penthouse Media Group faces competition in the adult entertainment industry from other providers of adult programming, adult video rentals and sales, books and magazines aimed at adult consumers, adult oriented telephone chat lines, and adult oriented Internet services. Its ability to compete depends on many factors, including the quality and appeal of Penthouse Media Group’s competitors' content, the technology utilized by its competitors, the effectiveness of their sales and marketing efforts and the attractiveness of their product offerings.

Many of the existing competitors of Penthouse Media Group, as well as potential new competitors, have significantly greater financial, technical and marketing resources than Penthouse Media Group does. This allows them to devote greater resources to the development and promotion of their product offerings. These competitors may also engage in more extensive technology research and development and adopt more aggressive pricing policies for their subscription-based content. Additionally, increased competition could result in price reductions, lower margins and negatively impact Penthouse Media Group’s future financial results.

Laws and government regulations governing adult content could have an adverse effect on our business.

Although the right to create adult content is protected by the First and Fourteenth Amendments to the United States Constitution, the First and Fourteenth Amendments do not protect the dissemination of this material, and several states and communities in which our products and services are provided have enacted laws regulating the distribution of late night programming with some offenses designated as misdemeanors and others as felonies, depending on numerous factors. The consequences for violating the state statutes are as varied as the number of states enacting them. The potential penalties for individuals (including corporate directors and officers) violating these federal laws include fines, community service, probation, forfeiture of assets and incarceration. Although iBill undertakes to comply with all applicable statutes and regulations, the Company cannot assure you that its efforts will be successful and that it will always comply with all applicable state and federal statutes and regulations.

Changes in laws and regulations regarding the dissemination of adult content may restrict the ability of Penthouse Media Group or iBill to sell or license its products.

While, to our knowledge, neither Penthouse Media Group or iBill has been subject to any enforcement action to prohibit the dissemination of any of its content to its customers, new laws or amendments to current ones may enable or facilitate governmental bodies to prohibit or proscribe the publication of material defined as "obscene" or in similar terms. For example, if a territory determines that Penthouse Media Group website content and the film, video and photo productions that comprise it is obscene according to their legal definition of that term, which definitions are in constant flux, Penthouse Media Group may be prohibited from carrying on business in certain jurisdictions, and may be subject to civil or criminal penalties.

Interactive Brand Development may not realize the anticipated benefits of the investment.

Interactive Brand Development's board of directors believes that an investment in Penthouse Media Group will permit the combined companies to achieve a greater level of success than is possible with Interactive Brand Development's current business. However, there can be no assurance that, following the investment, Interactive Brand Development will ever be successful.

The investment and financing will dilute your percentage ownership of Interactive Brand Development's common stock.

The investment and related financing will dilute the percentage ownership held by Interactive Brand Development's shareholders when compared to their ownership prior to the transactions. Such conversion and exercise could result in the issuance of up to an additional 72,215,776 shares of common stock. Based upon the estimated capitalization of Interactive Brand Development on a fully diluted basis (assuming conversion of all Transaction Securities), current Interactive Brand Development shareholders will hold approximately 27.5% of Interactive Brand Development's outstanding common stock following the conversion and exercise of all of the Transaction Securities.

February 28, 2005

By Order of the Board of Directors

Interactive Brand Development, Inc.

Steve Markley

Steve Markley

Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF INTERACTIVE BRAND DEVELOPMENT, INC.

Pursuant to the General Corporation Law of the State of Delaware, INTERACTIVE BRAND DEVELOPMENT, INC., a Delaware corporation organized under the laws of the State of Delaware on November 23, 1992, hereby adopts this Amendment to its Amended and Restated Certificate of Incorporation as set forth below:

FIRST: Section FOURTH shall be deleted in its entirety and replaced with the following:

“FOURTH:

1.

The total number of shares which the Corporation shall have authority to issue is 405,000,000 shares, consisting of (a) 400,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Each share of Common Stock shall be entitled to one vote at all meetings of shareholders of the Corporation and, subject to the right of the holders of Preferred Stock, shall be entitled to receive dividends, when and if declared by the Board of Directors of the Corporation.

2.

The Board of Directors of the Corporation, upon the approval of all members of the Board of Directors, is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to the certificate or certificates establishing the series of Preferred Stock.”

Pursuant to a unanimous written consent of the Board of Directors dated January 31, 2005 and the written consent of a majority of the Corporation’s stockholders dated January 31, 2005, and as duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by the statute and the Corporation’s Certificate of Incorporation were voted in favor of the Amendment to the Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its corporate name in accordance with the Delaware General Corporation Law.

EXECUTED AND ACKNOWLEDGED this _____ day of ____________, 2005.

INTERACTIVE BRAND DEVELOPMENT INC.

By:
Steve Markley
Chief Executive Officer